Exhibit 21

                              Subsidiaries of HQSM
                              (as of July 21, 2004)

                                                   Jurisdiction of Incorporation
Name of Subsidiary                                 or Organization
--------------------------------------             -----------------------------

HQ Sustainable Maritime Marketing Inc.             New York
Jade Profit Investment Limited                     British Virgin Islands
Hainan Quebec Ocean Fishing Co. Ltd.               People's Republic of China